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                                                                      EXHIBIT 21

                    NATIONAL STEEL CORPORATION SUBSIDIARIES
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                                              Jurisdiction          Percentage
                                                   of              Outstanding
         Name                                 Incorporation        Stock Owned
         ----                                 -------------        -----------

American Steel Corporation                    Michigan                 100%
Delray Connecting Railroad Company            Michigan                 100%
D. W. Pipeline Company                        Michigan                 100%
Granite City Steel Company                    Illinois                 100%
Granite Intake Corporation                    Delaware                 100%
Great Lakes Steel Corporation                 Delaware                 100%
The Hanna Furnace Corporation                 New York                 100%
Hanna Ore Mining Company                      Minnesota                100%
Ingleside PT Corporation                      Texas                    100%
Liberty Pipe and Tube, Inc.                   Texas                    100%
Mathies Coal Company                          Pennsylvania           86.67%
Mid-Coast Minerals Corporation                Delaware                 100%
Midwest Steel Corporation                     Pennsylvania             100%
Natcoal, Inc.                                 Delaware                 100%
National Acquisition Corporation              Delaware                 100%
National Caster Acquisition Corporation       Delaware                 100%
National Caster Operating Corporation         Delaware                 100%
National Casting Corporation                  Delaware                 100%
National Coal Mining Company                  Delaware                 100%
National Coating Limited Corporation          Delaware                 100%
National Coating Line Corporation             Delaware                 100%
National Materials Procurement Corporation    Illinois                 100%
National Mines Corporation                    Pennsylvania             100%
National Ontario Corporation                  Delaware                 100%
National Ontario II, Limited                  Delaware                 100%
National Pickle Line Corporation              Delaware                 100%
National Steel Corporation (New York)         New York                 100%
National Steel Funding Corporation            Delaware                 100%
National Steel Pellet Company                 Delaware                 100%
Natland Corporation                           Delaware                 100%
National Steel Foreign Sales Corporation      Barbados                 100%
NS Holdings Corporation                       Delaware                 100%
NS Land Company                               New Jersey               100%
NSC Realty Corporation                        Delaware                 100%
NSL, Inc.                                     Delaware                 100%
Peter White Coal Mining Corporation           West Virginia            100%
Puritan Mining Company                        Michigan                 100%
Rostraver Corporation                         Delaware                 100%
Skar-Ore Steamship Corporation                Delaware                 100%
The Teal Lake Iron Mining Company             Michigan                 100%

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